Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                           November 2, 2007
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the quarters ended September 29, 2007 and September 30, 2006, in thousands of dollars except per share amounts.

                           Three Months Ended           Nine Months Ended
                        September 29, September 30, September 29, September 30,
                            2007          2006          2007          2006

Net sales                $  801,328    $  678,382    $2,272,695    $2,002,892

Net earnings             $   52,572    $   61,189    $  144,584    $  181,919


Net earnings per common
  share                  $    41.75    $    48.51    $   114.69    $   144.22

Average number of shares
  outstanding             1,259,091     1,261,367     1,260,605     1,261,367


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to this Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investors/Annual.aspx.

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